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                                                                   EXHIBIT 10.12

[GREYROCK CAPITAL LOGO]



                           AMENDMENT TO LOAN DOCUMENTS



BORROWER:      SKILLSOFT CORPORATION
ADDRESS:       20 INDUSTRIAL PARK DRIVE
               NASHUA, NH  03062

DATE:          DECEMBER 8, 1999

     THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is entered into between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation (f/k/a NationsCredit Commercial Corporation) ("GC"), whose address is 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024, and the Borrower named above ("Borrower").

     GC and Borrower agree to amend and supplement the Loan and Security Agreement between them, dated June 18, 1999 (the "Loan Agreement"), as follows. (This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by GC and Borrower, and all other written documents and agreements between GC and Borrower, are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Amendments. (a) Section 1 of the Schedule is amended and restated to read as follows:

                    An amount not to exceed the lesser of (1) or (2) below:

                    (1) $12,000,000 at any one time outstanding; or

                    (2) an amount equal to the sum of the following (without duplication):

                         (i) an amount equal to 80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), PLUS

                         (ii) the unpaid principal balance of the term loans made by GC to Borrower up to an original aggregate principal amount at any time outstanding of $7,500,000 which will be evidenced by the Secured Promissory Note (the "Term Note") of even date herewith made by Borrower to the order of GC.

                    The loans made under clause (i) are hereinafter referred to as

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GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

                    "Revolving Loans", and the loans made under clause (ii) are hereinafter referred to as "Term Loans". The Term Loans will be made in multiple disbursements and repayable on the terms set forth in the Term Note. Amounts outstanding under the Term Note may be borrowed, prepaid and reborrowed at any time prior to the Maturity Date. All borrowings under the Loan Agreement shall be allocated first to the Term Loans with only the amount over the amount of Term Loan availability being allocated to the Revolving Loans.

               (b) Section 7 of the Schedule is amended by deleting "60 days after the date hereof" and inserting "February 15, 2000".

2. Conditions Precedent. The effectiveness of this Amendment shall be subject to the conditions precedent that GC shall have received (i) the Term Note in the form of EXHIBIT A attached hereto (in replacement of the Term Note previously delivered by Borrower under the Loan Agreement), duly executed by Borrower, (ii) the Warrant in the form of EXHIBIT B attached hereto, duly executed by Borrower,
(iii) the Antidilution Agreement in the form of EXHIBIT C attached hereto, duly executed by Borrower, (iv) a certificate of the Secretary or other appropriate officer of the Borrower certifying (A) the resolutions and other actions taken or adopted by the Borrower, authorizing the execution, delivery and performance of this Amendment and (B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver this Amendment and act with respect thereto, and (v) the fee referred to in Section 3 below.

3. Fee. In consideration of GC entering into this Amendment, Borrower shall concurrently pay GC a fee in the amount of $70,000, which shall be non-refundable and in addition to all interest and other fees payable to GC under the Loan Documents. GC is authorized to charge said fee to Borrower's loan account.

4. Representations True. To induce GC to enter into this Amendment, Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 3 of the Loan Agreement. For the purposes of this Section 4 each reference in Section 3 of the Loan Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

5. General Provisions. GC's execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended and supplemented, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment forms part of the Loan Agreement and the terms of the Loan Agreement are incorporated herein by reference.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

BORROWER:                                    GC:

SKILLSOFT CORPORATION                        GREYROCK CAPITAL,
                                             A DIVISION OF BANC OF AMERICA
                                             COMMERCIAL FINANCE CORPORATION


By: /s/ Thomas McDonald
    ----------------------------------
    President or Vice President              By    /s/ Richard Suhl
                                                   -----------------------------
                                             Title
By: /s/ Thomas McDonald
    ----------------------------------
    Secretary or Ass't Secretary

--------------------------------------------------------------------------------

[GREYROCK CAPITAL LOGO]

                                                                       EXHIBIT A


                             SECURED PROMISSORY NOTE

$7,500,000                   Los Angeles, California            December 8, 1999

     FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to the order of GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("GC"), at 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024, or at such other address as the holder of this Note shall direct, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), or, if less, the aggregate principal amount of the Term Loans made by GC to the Borrower pursuant to the Loan and Security Agreement between the Borrower and GC dated June 18, 1999, as amended (as amended, the "Loan Agreement"), on the earlier of (i) June 30, 2000 and (ii) date the Loan and Security Agreement terminates by its terms or is terminated by either party in accordance with its terms (the "Maturity Date"). On the Maturity Date the entire remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable.

     This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the following: The interest rate in effect throughout each calendar month during the term of this Note shall be the highest "LIBOR Rate" in effect during such month, plus 4.875% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "LIBOR Rate" has the meaning set forth in the Loan Agreement.

     Accrued interest on this Note shall be payable monthly, in arrears, commencing on the last day of the month in which the first Term Loan is made under the Loan Agreement, and continuing on the last day of each succeeding month. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereunder.

     The principal hereof may be prepaid at any time, in whole or in part, without any obligation to pay any prepayment fee or premium. Accrued interest on any principal amount hereof prepaid shall be due on the prepayment date as to the principal amount hereof prepaid.

     Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

     Upon the occurrence of and during the continuance of any Event of Default (as defined in the Loan Agreement), GC may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by GC after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of GC to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

     All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. GC shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder. Principal and interest becoming due hereunder may, in GC's discretion, be charged to Borrower's loan account under the Loan Agreement, and the same shall thereafter bear interest at the same rate as the other Loans under the Loan Agreement.

     The Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by GC in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

     This Note is secured by the Loan Agreement and all other present and future security agreements between the Borrower and GC. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Borrower and GC, and all of GC's rights and remedies hereunder and thereunder are cumulative.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of GC, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

     BORROWER HEREBY WAIVES, AND GC BY ITS ACCEPTANCE HEREOF WAIVES, THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS NOTE; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GC AND BORROWER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF GC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GC OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     This Note amends, restates and replaces (without novation) that certain Secured Promissory Note dated June 18, 1999 made by the Borrower in favor of GC.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

     This Note is payable in, and shall be governed by the laws of, the State of California.

                                               SKILLSOFT CORPORATION


                                               BY ______________________________
                                                        VICE PRESIDENT


                                               BY ______________________________
                                                           SECRETARY

                                                                       EXHIBIT B

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                              SKILLSOFT CORPORATION

                            WARRANT TO PURCHASE STOCK

WARRANT TO PURCHASE  90,909                       ISSUE DATE:                    DECEMBER 8, 1999
SHARES OF THE COMMON                              EXPIRATION DATE:               DECEMBER 8, 2006
STOCK OF SKILLSOFT CORPORATION                    INITIAL EXERCISE PRICE:        $5.50 PER SHARE

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the class of securities (the "Shares") of SkillSoft Corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.


Article I EXERCISE



1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, bank draft or wire transfer of immediately available funds for the aggregate Warrant Price for the Shares being purchased.



1.2        CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to
Section 1.4.


1.3        (RESERVED)



1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing within 7 days after receipt of notice of such determination that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is more than 5% greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.



1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.



1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.



1.7        REPURCHASE ON SALE, MERGER OR CONSOLIDATION OF THE COMPANY.



1.7.1 "ACQUISITION." For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving or acquiring entity after the transaction.



1.7.2 ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.




                                       4.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

1.7.3 NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

1.7.4          (RESERVED)

ARTICLE 2      ADJUSTMENTS TO THE SHARES.


2.1. STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.



2.2. RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.



2.3. ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the number of Shares covered by this Warrant shall be proportionately reduced and the Warrant Price shall be proportionately increased.



2.4. ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A attached hereto in the event of Diluting Issuances (as defined on Exhibit A).



2.5. NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or



                                       5.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that intentionally and adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.


2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying to Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.



2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.



ARTICLE 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.



3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder: that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.



3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days' prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and



                                       6.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in
(e) above, the same notice as is given to the holders of such registration rights.


3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.



3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.



ARTICLE 4.   MISCELLANEOUS.



4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or after December 8, 2000 and on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.



4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (i) the transfer is to an affiliate of Holder or (ii) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.



                                       7.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------


4.4. TRANSFER PROCEDURE. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.



4.5. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.



4.6. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.



4.7. ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.



4.8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the Issue Date hereof.

                  (remainder of page intentionally left blank)


                                       8.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

                                            SkillSoft Corporation

                                            By: ________________________________
                                                Chairman of the Board, President
                                                or Vice President

                                            By: ________________________________
                                                Secretary or Assistant Secretary


                                       9.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

                                   APPENDIX 1

                               NOTICE OF EXERCISE


          1. The undersigned hereby elects to purchase __________ shares of the Common Stock of SkillSoft Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.


     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________________ of the Shares covered by the Warrant.

                     [Strike paragraph that does not apply.]


          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                           __________________________
                                     (NAME)
                           __________________________
                           __________________________
                                    (ADDRESS)


          3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                              __________________________________
                                              (Signature)


                                              __________________________________
                                              (Date)

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
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                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                              _________________, __



(Name of Holder)
(Address of Holder)
Attn: Chief Financial Officer

Dear __________:

     This is to advise you that the Warrant issued to you described below will expire on _______________, ____.

             Issuer:     SkillSoft Corporation

             Issue Date:      December 8, 1999

             Class of Security Issuable:     Common Stock

             Exercise Price per Share:

             Number of Shares Issuable:

             Procedure for Exercise:

     Please contact [name of contact person] at [phone number] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

             SkillSoft Corporation

             By:__________________________________________
             its__________________________________________





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GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
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                                    EXHIBIT A

                            ANTI-DILUTION PROVISIONS

     In the event of the issuance by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price (a "Diluting Issuance"), then the number of shares of common stock issuable upon conversion of the Shares, or if the Shares are common stock, the number of Shares issuable upon exercise of the Warrant, shall be adjusted as a result of Diluting Issuances in accordance with the Anti-Dilution Agreement executed on the date hereof.

     Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

--------------------------------------------------------------------------------

                                    EXHIBIT B

                               REGISTRATION RIGHTS

     The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

     First Amended and Restated Registration and Investor Rights Agreement dated August 5, 1999 among the Company and the Investors (as defined therein).

--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                             ANTIDILUTION AGREEMENT

     THIS ANTIDILUTION AGREEMENT (this "Agreement") is entered into as of December 8, 1999, by and between GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("Purchaser"), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024, and SkillSoft Corporation, a Delaware corporation ("Company"), whose address is 20 Industrial Park Drive, Nashua, NH 03062.

                                    RECITALS


A. Concurrently with the execution of this Agreement, the Purchaser is acquiring from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).



B. By this Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in Exhibit A to the Warrant).



C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.


     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:


          1. Definitions. As used in this Agreement, the following terms have the following respective meanings:



               (a) "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire common stock or Convertible Securities.



               (b) "Convertible Securities" means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for common stock.



               (c) "Issue" means to grant, issue, sell, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.



               (d) "Additional Common Shares" means all common stock (including reissued shares) issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any common stock issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon conversion of preferred stock outstanding on the date of the Warrant;

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

          the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors, or consultants to the Company.


  2. Deemed Issuance of Additional Common Shares. The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.



  3.  Adjustment of Warrant Price for Diluting Issuances.



  3.1)          Weighted Average Adjustment. If the Company Issues Additional
Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price in effect immediately before such Issue shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Warrant Price by a fraction:


               (a) the numerator of which is the amount of common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by the Company for the Additional Common Shares would purchase at the Warrant Price in effect immediately before such Issue, and

               (b) the denominator of which is the amount of common stock outstanding immediately before such Issue plus the number of such Additional Common Shares.


  3.2)          Adjustment of Number of Shares. Upon each adjustment of the
Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.



  3.3)         Securities Deemed Outstanding. For the purpose of this Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.



  4. No Adjustment for Issuances Following Deemed Issuances. No adjustment to the Warrant Price shall be made upon the exercise of Options or conversion of Convertible Securities.



  5. Adjustment Following Changes in Terms of Options or Convertible Securities. If the consideration payable to, or the amount of common stock Issuable by, the Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Warrant Price shall be recomputed to reflect such increase or decrease. The recomputation shall be effective as of the time of the Issuance of the Options or Convertible Securities. Any changes in the



                                       2.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

Warrant Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.


 6. Recomputation Upon Expiration of Options or Convertible Securities. The Warrant Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Warrant Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Warrant Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.



 7. Limit on Readjustments. No readjustment of the Warrant Price pursuant to Sections 5 or 6 shall increase the Warrant Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.



 8. 30 Day Options. In the case of any Options that expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options.



 9. Computation of Consideration. The consideration received by the Company for the Issue of any Additional Common Shares shall be computed as follows:


               (a) CASH. Cash shall be valued at the amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends.

               (b) PROPERTY. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

               (c) MIXED CONSIDERATION. The consideration for Additional Common Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

               (d) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:


(i) the total amount, if any, received or receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by



                                       3.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------


(ii) the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.



 10. General.


 10.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.



 10.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.



 10.3 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



 10.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth in the heading to this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.



 10.5 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.



 10.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                  (remainder of page intentionally left blank)


                                       4.

GREYROCK CAPITAL                                   AMENDMENT TO LOAN DOCUMENTS
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties have caused this Antidilution Agreement to be duly executed and delivered as of the day and year first written above.


                                               Company:

                                               SkillSoft Corporation


                                               By: _____________________________
                                                   President or Vice President


                                               By: _____________________________
                                                   Secretary or Ass't Secretary


                                               Purchaser:

                                               GREYROCK CAPITAL, A
                                               DIVISION OF BANC OF AMERICA
                                               COMMERCIAL FINANCE CORPORATION


                                               By:    __________________________
                                               Title: __________________________


                                       5.